Exhibit 10.3

AMENDMENT NO. 2 TO THE LOAN AGREEMENT

THIS AMENDMENT NO. 2 TO THE LOAN AGREEMENT, dated as of July 8, 2026 (this “Second Amendment Agreement”), amends the loan agreement, dated as of March 15, 2026 (as amended from time to time, the “Loan Agreement”), by and between BSTR Newco, LLC, a Delaware limited liability company (“Payor”) and BSTR Holdings (Cayman), a Cayman Islands limited liability company (“Payee”). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Loan Agreement.

RECITALS

WHEREAS, the Payor and the Payee entered into the Loan Agreement, pursuant to which the Payor promised to pay to the Payee a Principal Sum of $2,500,000, together with interest and other fees, expenses and charges as provided therein; and

WHEREAS, on June 3, 2026, the Payor and the Payee entered into that certain amendment to the Loan Agreement, pursuant to which the parties have increased the Principal Sum by an additional $1,1000,000, from $2,500,000 to $3,600,000 (the “First Additional Principal Amount”).

WHEREAS, the Payor and the Payee now desire to further amend the Loan Agreement to increase the Principal Sum by an additional $1,000,000, from $3,600,000 to $4,600,000.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Payor and the Payee hereby agree as follows:

AGREEMENT

1.	Increase of Principal Sum. For value received, the Principal Sum under the Loan Agreement (as increased on June 3, 2026 by the First Additional Principal Amount) is hereby increased by $1,000,000 (the “Second Additional Principal Amount”), from $3,600,000 to $4,600,000. Subject to paragraph 2 below, any and all references to the “Principal Sum” in the Loan Agreement shall be deemed to include the First Additional Principal Amount and the Second Additional Principal Amount.

2.	Interest on the Second Additional Principal Amount. Notwithstanding anything to the contrary contained in the Loan Agreement, interest on the Second Additional Principal Amount shall accrue at the Interest Rate as determined pursuant to Section 3 of the Loan Agreement; provided, however, that such interest shall commence accruing solely from the date of this Second Amendment Agreement. Such interest shall be payable in accordance with Section 4 of the Loan Agreement and, if not paid earlier, shall be paid annually on each anniversary of the Loan Agreement. For the avoidance of doubt, the first such annual payment relating to the Second Additional Principal Amount shall fall due on the first anniversary of the Loan Agreement and shall comprise the pro rata portion of the annual interest attributable to the period from the date of this Second Amendment Agreement and the first anniversary of the Loan Agreement.

3.	Waivers. The Payor waives notice of the acceptance of this Second Amendment Agreement and presentment and demand for payment, notice of non-payment, notice of dishonor, protest, notice of protest, non-performance, non-observance and any other notice or demand to which the Payor might otherwise be entitled. THE PAYOR AND PAYEE WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT THE PAYOR OR PAYEE MAY HAVE TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THE PAYOR AND PAYEE, UPON, UNDER OR IN CONNECTION WITH THIS SECOND AMENDMENT AGREEMENT OR ANY OF ITS PROVISIONS, DIRECTLY, OR INDIRECTLY, OR ANY AND ALL NEGOTIATIONS IN CONNECTION THEREWITH.

4.	Other Provisions.

(i)	The terms of Sections 8 (Costs of Enforcement), 10 (Notices), 11 (Entire Agreement; Modification), 12 (No Waiver), 13 (Captions), 14 (Severability), 15 (Governing Law; Venue), 16 (Successors and Assigns) and 17 (No Setoff or Counterclaim) of the Loan Agreement shall apply to this Second Amendment Agreement as if set out herein, mutatis mutandis.

(ii)	From and including the date of this Second Amendment Agreement, the Loan Agreement shall be read and construed as amended by this Second Amendment Agreement. Except as expressly amended hereby, the terms of the Loan Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment Agreement as of the date first above written.

BSTR HOLDINGS (CAYMAN)

By:	/s/ Paul Murphy
Name:	Paul Murphy
Title:	Director

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment Agreement as of the date first above written.

BSTR NEWCO, LLC

By:	/s/ Bob Stefanowski
Name:	Bob Stefanowski
Title:	Chief Financial Officer

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